Exhibit 32

CERTIFICATION

Each of the undersigned officers of the registrant hereby certifies, to wuch officer’s knowledge, that the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 fully complies, in all material respects, with the requirements of section 13(a) or 13(d) of the Securities Exchange Act of 1934, and all information contained in such report fairly presents, in all material respects, the registrant’s financial condition and results of operations.

Dated: August 16, 2010	By:	/s/ Shi Huashan
Name: Shi Huashan
Title: Chief Executive Officer

By:	/s/ Sharon Tang
Name: Sharon Tang
Title: Chief Financial Officer